                                                                     EXHIBIT 4.1


                             FIRST REGIONAL BANCORP

                            A CALIFORNIA CORPORATION



                              SUBSCRIPTION BOOKLET



                         ----------------------------
                                Name of Offeree



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                                                               Booklet Number
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                             FIRST REGIONAL BANCORP

                            A CALIFORNIA CORPORATION



                              SUBSCRIPTION BOOKLET



          This Subscription Booklet contains the Subscription Agreement to purchase shares of First Regional Bancorp Common Stock at $9.00 per share. Please complete the Subscription Agreement and appropriate Signature Pages in full and return them to First Regional Bancorp, 1801 Century Park East, Los Angeles, California 90067, attn: Jack A. Sweeney, Chairman and Chief Executive Officer. Upon acceptance of your subscription, a copy of your accepted Subscription Agreement will be returned to you.

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                             SUBSCRIPTION AGREEMENT


First Regional Bancorp, a California corporation
1801 Century Park East, Suite 800
Los Angeles, California 90067

Gentlemen:

     1.   Subscription. The undersigned (the "Subscriber"), desiring to become a
          ------------
Shareholder of First Regional Bancorp, a California corporation (the "Company"), hereby tenders this Subscription Agreement and applies to purchase that number of shares of no par value Common Stock of the Company (the "Shares") as shown on page 5 hereof at a purchase price of $9.00 per share.

     2.   Representation and Warranties. By executing this Subscription
          -----------------------------
Agreement, Subscriber hereby acknowledges, understands, warrants, represents and agrees with the Company as follows:

          a. The Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth in this Subscription Agreement in order to determine the suitability of Subscriber to make an investment in the Shares.

          b. The Shares have not been registered with or approved or disapproved by the Securities and Exchange Commission under the Securities Act of 1933, as amended, (the "Securities Act") and have not been registered or qualified under the securities laws of the State of California, or any other state. The offer and sale of Shares hereunder are made in reliance upon the exemptions from such registration and qualification contained in Section 4(2) of the Securities Act and Regulation D promulgated thereunder, and in reliance upon the claim of exemption provided by Section 25102.1(d) of the California Corporate Securities Law of 1968, as amended ("CSL"), and consequently, the Shares may not be sold, transferred, assigned or otherwise disposed of without an effective registration or qualification under such federal and applicable state securities laws or pursuant to exemptions therefrom.

          c. The following legend will be placed on any certificate(s) or other document(s) evidencing the Shares:

         "THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTION 4(2) OF THE ACT AND REGULATION D PROMULGATED

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         UNDER THE ACT, AND THIS SECURITY HAS NOT BEEN QUALIFIED UNDER THE
         CALIFORNIA CORPORATE SECURITIES LAW OF 1968, AS AMENDED (THE "CSL"), IN RELIANCE ON THE EXEMPTION FROM QUALIFICATION PROVIDED BY SECTION 25102.1(d) THEREOF AND THE RULES PROMULGATED THEREUNDER. THIS SECURITY HAS BEEN ACQUIRED FOR HOLDER'S OWN ACCOUNT AND NOT WITH A VIEW TO DISTRIBUTE IT TO THE PUBLIC. IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY UNLESS SUBSEQUENTLY REGISTERED UNDER THE ACT AND QUALIFIED UNDER THE CSL AND ANY OTHER APPLICABLE STATES' SECURITIES LAWS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION ARE AVAILABLE. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION MAY TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OF THE COMPANY BEING AFFIXED TO THIS CERTIFICATE WHICH APPROVAL SHALL BE BASED UPON COMPLIANCE WITH THE FEDERAL AND ALL APPLICABLE STATES' SECURITIES LAWS REGARDING THE AVAILABILITY OF EXEMPTIONS FROM REGISTRATION OR QUALIFICATION."

          d. The Company has no obligation or intention to register any Shares for resale or transfer under the Securities Act or any state securities laws or to take an action (including the filing of reports or the publication of information required by Rule 144 under the Securities Act) which would make available any exemption from registration requirements of any such laws.

          e. Subscriber has received and reviewed all requested materials and information concerning the Company prior to the execution of this Subscription Agreement including without limitation the Private Placement Memorandum dated July 29, 1998 which includes (i) the Annual Report to Shareholders for the year ended December 31, 1997; (ii) the Annual Report for the Company on Form 10-K for the year ended December 31, 1997 and the Company's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998; (iii) all Exhibits to each of the foregoing that Subscriber has requested; and (iv) a copy of the Company's definitive Proxy Statement for the 1998 Annual Meeting of Shareholders and the Supplement thereto and is familiar with and understands each of the foregoing. Subscriber has had an opportunity to ask questions of and receive answers from the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment and to obtain any additional information necessary in making the decision to purchase the Shares. Except as set forth herein, no representations or warranties have been

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

made to Subscriber by the Company or any representative or agent of the Company and Subscriber understands that he is subscribing for Shares in the Company, only in reliance upon Subscriber's own investigation and due diligence with respect to the proposed investment in the Company.

          f. The Shares being acquired will be acquired for Subscriber's own account and without a view toward the public distribution or resale thereof, and Subscriber has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Shares or any portion thereof to any other person, and no person or entity other than Subscriber has a direct or indirect beneficial interest in the Shares.

          g. Subscriber will not sell or otherwise transfer or dispose of any Shares or any portion thereof unless Subscriber obtains an opinion of counsel which is satisfactory to the Company that such Shares may be sold in reliance on an exemption from registration under the Securities Act and applicable state securities law requirements.

          h. Subscriber's overall commitment to this investment is not disproportionate to Subscriber's net worth, and Subscriber has adequate means of providing for current needs and personal contingencies and has no need for liquidity in this investment, and Subscriber is able to bear the substantial economic risks of the investment in the Shares, and at the present time can afford a complete loss of such investment.

          i. If an individual, Subscriber is of majority age under the laws of the State of California and under no disability with respect to entering into a contractual relationship with the Company by executing this Subscription Agreement.

          j. If an individual, Subscriber is a resident of the State of California, and if an entity, Subscriber's principal place of business is in the State of California.

          k.   Subscriber is one or more of the following:

                      (check the ones that are applicable)

               ____________ [i] A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his/her purchase exceeds $1,000,000 (exclusive of home, furnishings and automobiles);

               ____________ [ii] A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

               ____________[iii] An entity in which all of the equity owners are persons specified in paragraph (i), [i] or [ii] above;

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

               ____________ [iv] A natural person or an entity who either alone or with the Subscriber's purchaser representative(s)* has such knowledge and experience in financial and business matters that Subscriber is capable of evaluating the merits and risks of the prospective investment in the Shares.


          l. Subscriber agrees that this Subscription Agreement shall be enforced, governed and construed in accordance with the laws of the State of California.

          m. Subscriber will not construe, and acknowledges that he has not construed, any information or materials provided by the Company as constituting legal, tax or investment advice, and therefore Subscriber should consult, or has consulted, Subscriber's own attorney, accountant or any other expert advisor with regard to legal, tax and other matters relating to this investment in the Shares.

NO SUBSCRIPTION WILL BE PROCESSED UNLESS ACCOMPANIED BY PAYMENT IN FULL EITHER BY CHECK PAYABLE TO FIRST REGIONAL BANCORP OR BY WIRE FUNDS TRANSFER TO FIRST REGIONAL BANK ABA# 122037760, FOR CREDIT TO FIRST REGIONAL BANCORP, ATTENTION:
THOMAS E. MCCULLOUGH.

Number of Shares Subscribed For:                _______________________

Aggregate Dollar Amount of Shares
($9.00 times number of Shares subscribed for):   $
                                                -----------------------

NAME IN WHICH SHARE CERTIFICATE IS TO BE ISSUED:

____________________________________________________________________________

____________________________________________________________________________
(Specify joint tenancy, community property, tenancy in common, etc.)

____________________________________________________________________________
(Title or capacity of signing party if Subscriber is a corporation, trust or other form of business organization.)



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     * A purchaser representative is any person who (i) is not an affiliate, director, officer, employee or beneficial owner of 10% or more of the Company's issued and outstanding Common Stock, (ii) has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of the prospective investment in the Shares, (iii) is acknowledged by the Subscriber in writing during the course of the transactions, to be the subscriber's purchaser representative in connection with the prospective investment in the Shares, and (iv) discloses in writing to the Subscriber prior to the sale of any material relationship between the purchaser representative and the Company or its affiliates.

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PLEASE TYPE OR PRINT THE FOLLOWING INFORMATION:
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Full name(s) of Subscriber


Social Security or Tax Payer Identification Number of Subscriber:_______________



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Taxable year if other than a calendar year

                                                                               *
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Address of Permanent Residence


________ I hereby acknowledge and certify by checking the box provided herein, under penalty of perjury, that I am NOT subject to backup withholding under the provisions of Section 340(a)(1)(C) of the Internal Revenue Code



___________________________________________      Dated: ________________, 1998
Subscriber's Signature


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Title or Capacity if Subscriber is a
corporation, partnership or other form
of business organization





--------------------------------
     * If Subscriber is a corporation, trust or other form of business organization, please provide the address of the Subscriber's principal office in lieu of permanent residence address.

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